UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 12, 2010

CHINA SHUANGJI CEMENT LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52440	95-3542340
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

221 Linglong Road, Zhaoyuan City, Shandong Province People’s Republic of China, 265400
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 535-8213217

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On April 12, 2010, the management of the Registrant concluded that its financial statements for the year ended December 31, 2008, which are included in its Form 10-K for the years ended December 31, 2008 and 2007, did not properly account for the following items as of December 31, 2008 and for the year then ended in accordance with United States generally accepted accounting principles, and, as a result, cannot be relied upon:

1.   Accounts receivable was overstated
2.   Reclassification of other receivable to subsidy receivable
3.   Plant, Property and Equipment was understated
4.   Land use rights and mining rights were overstated
5.   Long term and loan receivable were overstated and should be written off
6.   Accounts payable was overstated
7.   Accrued liability and other liabilities were understated
8.   Correction of error to record the changes in foreign exchange translation adjustment
9.   Cost of goods sold was understated
10.  Income from involuntary conversion was overstated.
11.  Interest expense was overstated
12.  Income tax expense was understated

Management of the Registrant will restate its financial statements for the years ended December 31, 2008 to correct the errors noted above and file an amendment to the Company’s 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Effects on previously issued financial statements for the year ended December 31, 2008, are anticipated to be as follows:

Increase in cost of sales	$1,009,038
Decrease of income from involuntary conversion	(3,223,755)
Increase of subsidy income	172,599
Decrease of other income	(997)
Decrease of interest expense	821,868
Subtotal	3,125,280
Income tax effect of restatement	4,648,309
Decrease in 2008 net income	7,773,589

Management has apprised the Company’s Board and has discussed the matters in this Report with its independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2010

CHINA SHUANGJI CEMENT LTD.

By:	/s/Michelle Zhu
Michelle Zhu
Chief Financial Officer